UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

GLOBAL AXCESS CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2010

Dear Shareholder:

This year’s annual meeting of shareholders of Global Axcess Corp will be held on Wednesday, May 26, 2010 at 10:00 a.m., local time, at our headquarters located at 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256.  You are cordially invited to attend.

The notice of annual meeting and a proxy statement, which describe the formal business to be conducted at the annual meeting, follow this letter.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting.  Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card.  If you decide to attend the annual meeting, you will be able to vote in person even if you have previously submitted your proxy.  Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

We look forward to seeing you at the annual meeting.

Very truly yours,

George McQuain Chief Executive Officer

GLOBAL AXCESS CORP
7800 Belfort Parkway
Suite 165
Jacksonville, Florida 32256

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2010

The annual meeting of shareholders of Global Axcess Corp will be held on Wednesday, May 26, 2010 at 10:00 a.m., local time, at our headquarters located at 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256, for the following purposes:

(1)
To elect six directors to serve until the next annual meeting of shareholders, and until their successors are elected and qualified.  Our board of directors recommends that shareholders vote for its nominees.

(2)	To approve our 2010 Stock Incentive Plan. Our board of directors recommends that shareholders vote for the plan.

(3)	To ratify the appointment of Kirkland, Russ, Murphy & Tapp, P.A. as our independent auditors for the 2010 fiscal year. Our board of directors recommends that shareholders vote for the appointment.

(4)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on April 6, 2010 will be entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements of the annual meeting.

Shareholders are cordially invited to attend the annual meeting of shareholders.  Whether or not you expect to attend the meeting in person, we urge you to vote your shares via the toll-free number or over the Internet.  If you received a copy of the proxy by mail, you may sign, date and return the proxy in the envelope provided.  If you attend the annual meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

George McQuain
Chief Executive Officer

Jacksonville, Florida
April 16, 2010

PLEASE COMPLETE THE PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

GLOBAL AXCESS CORP
7800 Belfort Parkway
Suite 165
Jacksonville, Florida 32256

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
MAY 26, 2010

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to "we," "us" and "our" refer to Global Axcess Corp and its subsidiaries.

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Global Axcess Corp for its annual meeting of shareholders to be held on May 26, 2010, and any adjournments or postponements of such annual meeting, at the time and place and for the purposes set forth in the preceding notice of the annual meeting.  The expense of this solicitation will be paid by us.  In addition, our officers and regular employees, at no additional cost, may assist in soliciting proxies by telephone.  In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials to our shareholders on the Internet.  If you have received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.  The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 16, 2010.  The proxy statement and the accompanying proxy are first being made available to shareholders on or about April 16, 2010.  The address of our principal executive offices is 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256.

Our board of directors has designated Joseph M. Loughry, III and George A. McQuain, and each or either of them, as proxies to vote the shares of our common stock solicited on behalf of our board of directors.  Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the annual meeting and gives oral notice of his election to vote in person, without compliance with any other formalities.  In addition, any proxy given pursuant to this solicitation may be revoked prior to the annual meeting by delivering to our Secretary an instrument revoking it or a duly executed proxy for the same shares bearing a later date.  Proxies that are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified in such proxy.  If you hold your shares in a bank or brokerage account and do not provide voting instructions on a “non-routine” proposal, including the election of directors, within ten days of the annual meeting, the bank or broker may not vote your shares on such proposal.  Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum for the transaction of business.  If a quorum is present, abstentions and broker non-votes will have no effect on the outcome of the voting for any matters described in this proxy statement.  The holders of one-third of the voting powers of our shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

The record of shareholders entitled to notice of, and to vote at, the annual meeting was taken on April 6, 2010. On that date, we had outstanding and entitled to vote 21,943,940 shares of common stock.  Each outstanding share of common stock entitled to vote is entitled to one vote upon each matter submitted to a vote at any meeting of shareholders.  All elections shall be determined by a plurality of the votes cast.  The approval of our 2010 Stock Incentive Plan and the ratification of the appointment of Kirkland, Russ, Murphy & Tapp, P.A. as our independent auditors for the 2010 fiscal year will be approved if a quorum is present and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 6, 2010 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, each of our directors, each of our director nominees, each of our named executive officers, and all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding(2)
Walter A. Howell	79,650	(3)	*
Lock Ireland	361,957	(4)	1.64%
Sharon Jackson	50,497	(5)	*
Robert J. Landis	91,650	(6)	*
Michael Loiacono	380,352	(7)	1.73%
Joseph M. Loughry, III	257,790	(8)	1.18%
George A. McQuain	530,319	(9)	2.38%
Alan W. Rossiter	77,810	(10)	*
Global Special Opportunities Trust PLC	1,613,333	(11)	7.29%
Rennaissance U.S. Growth Investment Trust PLC	1,553,333	(12)	7.10%
RENN Capital Group, Inc.	4,119,999	(13)	18.61%
Doucet Capital, LLC	1,464,606	(14)	6.69%
MidSouth Investor Fund LP	1,218,240	(15)	5.57%
All directors and executive officers as a group (8 persons)	1,830,025		7.94%

*	Less than 1% of outstanding shares.
(1)
"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of April 6, 2010.  Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names.  Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act.  Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on 21,943,940 shares of common stock outstanding as of April 6, 2010.
(3)	Includes 38,000 shares of common stock and 41,650 options to purchase common stock.
(4)	Includes 214,007 shares of common stock, 144,950 options to purchase common stock and 3,000 warrants to purchase common stock.
(5)	Includes 14,200 shares of common stock and 36,297 options to purchase common stock.
(6)	Includes 40,000 shares of common stock and 51,650 options to purchase common stock.
(7)	Includes 56,250 shares of common stock and 324,102 options to purchase common stock.
(8)	Includes 196,140 shares of common stock and 61,650 options to purchase common stock.
(9)	Includes 99,500 shares of common stock and 430,819 options to purchase common stock.
(10)	Includes 14,500 shares of common stock and 63,310 options to purchase common stock.
(11)
Includes 1,353,333 shares of common stock and 260,000 warrants to purchase common stock.  The principal business address of Global Special Opportunities Trust PLC is 8080 North Central Expressway, Suite 210-LB, Dallas, Texas 75206-1857.  Global Special Opportunities Trust PLC shares voting and dispositive power over the shares with RENN Capital Group, Inc., its investment adviser pursuant to an investment advisory agreement.

(12)
Includes 1,553,333 shares of common stock.  The principal business address of Rennaissance U.S. Growth Investment Trust PLC is 8080 North Central Expressway, Suite 210-LB, Dallas, Texas 75206-1857.  Rennaissance U.S. Growth Investment Trust PLC shares voting and dispositive power over the shares with RENN Capital Group, Inc., its investment adviser pursuant to an investment advisory agreement.

(13)
Includes 1,353,333 shares of common stock and 260,000 warrants to purchase common stock owned by Global Special Opportunities Trust PLC , 1,553,333 shares of common stock owned by Rennaissance U.S. Growth Investment Trust PLC, and 953,333 shares of common stock owned by Rennaissance Capital Growth & Income Fund III, Inc.  RENN Capital Group, Inc. shares voting and dispositive power over the shares as the investment advisor.  Russell Cleveland is the President and Chief Executive Officer of RENN Capital Group, Inc.

(14)	Includes 1,464,606 shares of common stock. The principal business address of Doucet Capital, LLC is 2204 Lakeshore Drive, Suite 218, Birmingham, Alabama 35209.
(15)	Includes 1,218,240 shares of common stock. The principal business address of MidSouth Investor Fund LP is 201 4th Avenue, North Suite 1950, Nashville, Tennessee 37219.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors consists of six directors.  The terms of all of our directors will expire at the annual meeting, and each of them has been nominated for reelection for a term expiring at our next annual meeting of shareholders.  Our board of directors recommends that you vote "for" the election of these nominees.

Each of the nominees has consented to being named in this proxy statement and to serve as one of our directors if elected.  In the event that any director nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by our board of directors, but in no event will the proxy be voted for more than six nominees.  The affirmative vote of a plurality of all votes cast at the meeting is required for the election of the director nominees standing for election.  We have no reason to believe that any director nominee will not serve if elected.

The following persons have been nominated for election to our board of directors for one term, expiring at the next annual meeting of shareholders, and until their successors are elected and qualified:

Walter A. Howell, age 59, has been President, Americas Business Development for CSC (formerly Computer Sciences Corporation), a leading technology services company, since January 2009.  Previously, he spent 15 years as an executive in the technology industry focused on financial services with CA (formerly Computer Associates), IBM and American Management Systems, and 20 years in commercial banking with Riggs Bank NA.  Mr. Howell previously served on the boards of directors of Check Solutions, Inc., Internet (MOST) ATM Network, Better Business Bureau of Greater Washington and the Mid-Atlantic Clearinghouse Association.  As a member of our board of directors, Mr. Howell brings strong general management, payment systems, financial services and sales experience.  Mr. Howell joined us as a director in September 2007 and his term expires on the date of the 2010 annual meeting.

Lock Ireland, age 66, is currently Chairman of the board of directors for Proficio Bank and CEO for NHB Holdings, Inc.  Mr. Ireland has over 30 years experience in the banking industry.  Prior to this he was the President and CEO for Resource Corporate Management, Inc. (“RCMI”) from 1994 to 2002.  RCMI is a company that promotes new products and services with community banks via the bankers’ banks across the United States.  Mr. Ireland has held numerous positions from Vice-President to CEO with the following banks: Bankers Trust of South Carolina, 1st Performance Bank, Republic National Bank and Resource Bancshares.  His current affiliations include being a board member of the Jacksonville Economic Company and previous Board Governor for the Jacksonville Chamber of Commerce.  As the Vice Chairman and a member of our board of directors, Mr. Ireland brings many affiliations and extensive experience in the banking and financial industries.  Mr. Ireland joined us as a director in July 2003 and his term expires on the date of the 2010 annual meeting.

Robert J. Landis, age 51, has been the Chief Accounting Officer of Comprehensive Care Corporation since March of 2009, a publicly traded company that provides managed behavioral healthcare services.  From July 1998 to March 2009, Mr. Landis served as the Chief Financial Officer and Treasurer of Comprehensive Care Corporation.  Prior to this, Mr. Landis was with Maxicare Health Plans, Inc., a health maintenance organization, as its Treasurer from 1983-1998.  Mr. Landis also serves on the board of directors and the audit committee of Nyer Medical Group, Inc., a publicly traded company engaged in the ownership and operation of pharmacies.  As a member of our board of directors and a certified public accountant, Mr. Landis brings strong financial, operational and SEC experience, and is the chairman of our audit committee.  Mr. Landis joined us as a director in July 2003 and his term expires on the date of the 2010 annual meeting.

Joseph M. Loughry, III, age 64, was named President and Chief Executive Officer of Persystent Technologies Corporation, a privately-owned Tampa, Florida software company that provides enterprise laptop and desktop standard configuration management and state enforcement capabilities to corporations and government agencies, in September 2007.  He previously served as President and CEO of HTE, Inc. from January 2000 to June 2003.  HTE, Inc. was eventually sold to SunGard Data Systems.  Mr. Loughry’s background includes almost a decade at General Electric Information Services where he was involved in general management, sales & marketing, product management and product development.  He also served as President and CEO of QuestPoint Holdings, Inc., a financial transaction processing services business, and as CEO of Nationwide Remittance Centers, Inc., a venture funded lock-box services business acquired by CoreStates Bank.  As the Chairman and a member of our board of directors, Mr. Loughry brings extensive skills and experience in growing a financial transactions business and public company experience, which includes directing investor relations and public company compliance.  He has extensive experience in public and privately held processing service and software companies.  Mr. Loughry also possesses skills that assist us with our strategic planning and oversight and risk management.  Mr. Loughry joined us as a director in December 2005 and his term expires on the date of the 2010 annual meeting.

George A. McQuain, age 54, was Chief Executive Officer for Nationwide Money Services, Inc ("NMS"), one of our subsidiaries, prior to his appointment as our CEO and President.  He joined us as a Vice President of Operations in July 2002.  Prior to his association with NMS, Mr. McQuain served as President and Chief Executive Officer of Ntercept Communications.  Prior to Ntercept, Mr. McQuain led First Union National Bank’s nationwide lockbox operations.  Prior to First Union, Mr. McQuain was Chief Operating Officer of QuestPoint Holdings, a subsidiary of CoreStates Financial Corporation.  As a member of our board of directors, Mr. McQuain brings extensive experience in the banking, business process outsourcing and Internet industries, and skills in the areas of strategic business planning, operations, general business management, sales, marketing, finance, information technology and software development.  Mr. McQuain joined us as a director in September 2006 and his term expires on the date of the 2010 annual meeting.

Alan W. Rossiter, age 64, has served as President of Springboard Capital Management, LLC, based in Jacksonville, Florida, since July of 2002.  Springboard Capital Management manages the activities of two early-stage venture capital investment funds, Springboard Capital I, LLC and Springboard Capital II, LLC.  From 1996 to 2007, Mr. Rossiter also served as the President and CEO of Enterprise North Florida Corporation, which provides emerging technology companies with extensive business, technical and financial services.  Prior to his work in the private sector, Mr. Rossiter served for 27 years as an Officer in the United States Navy, specializing in aviation logistics management and maintenance.  As a member of our board of directors, Mr. Rossiter brings insight on matters related to strategic planning, corporate governance and capitalization.  Mr. Rossiter joined us as a director in December 2005 and his term expires on the date of the 2010 annual meeting.

PROPOSAL NO. 2
APPROVAL OF 2010 STOCK INCENTIVE PLAN

On March 19, 2010, our board of directors adopted, subject to shareholder approval, the 2010 Stock Incentive Plan, referred to in this proxy statement as the 2010 Plan.  The 2010 Plan will become effective upon shareholder approval.  Our board of directors recommends that you vote “for” the approval of the 2010 Plan.

Types of Awards Under the 2010 Plan

The 2010 Plan provides for the grant of incentive stock options, non-qualified stock options and restricted stock.

Shares Subject to the 2010 Plan

The 2010 Plan provides that the maximum number of shares of common stock available for awards is 1,000,000.  The maximum number of shares of common stock with respect to which stock options may be granted in any calendar year to any participant under the 2010 Plan is 250,000.  On April 6, 2010, the closing price of our common stock was $0.90 per share.

Administration of the 2010 Plan

The 2010 Plan will be administered by our compensation committee of our board of directors.  Subject to the provisions of the 2010 Plan, our compensation committee has the authority to determine, among other things, the individuals to whom awards shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted.

Persons Eligible to Participate in the 2010 Plan

Awards may be granted to our directors and employees, to the directors and employees of our subsidiaries and to our consultants.  Only our employees, however, are eligible to receive incentive stock options.  In making awards to participants, our compensation committee will take into account the duties of the respective participants and such other factors as our compensation committee deems relevant in connection with accomplishing the purpose of the 2010 Plan.  Although all of our executive officers, employees and directors are eligible for awards under the 2010 Plan, it is not possible at this time to predict the benefits and amounts that will actually be received by all individual participants or groups of participants in the future.

Incentive Awards

All Awards.  Each award granted under the 2010 Plan will be represented by an agreement in a form approved by our compensation committee.  The award agreement will be subject to and will incorporate the terms and conditions required under the 2010 Plan or as required by our compensation committee for the form of the award granted and such other terms and conditions as our compensation committee may specify.

Stock Options.  The 2010 Plan authorizes our compensation committee to grant options to purchase shares of common stock to our eligible employees and non-employee directors and to eligible employees and non-employee directors of our subsidiaries, and to grant incentive stock options to purchase shares of common stock to our eligible employees.

The exercise price of stock options granted under the 2010 Plan will be determined by our compensation committee, but may not be less than the fair market value (as defined in the 2010 Plan) per share of our common stock on the date of grant of the option (or, in the case of certain incentive options as described below, 110% of fair market value).

Stock options may be exercised in whole or in part by the option holder, but in no event later than ten years from the date of grant, in the case of an incentive stock option, or ten years and six months from the date of grant, in the case of a non-qualified stock option.  Any incentive stock option granted under the 2010 Plan to a participant who owns directly or indirectly (under applicable ownership attribution rules) more than 10% of the total combined voting power of all classes of our stock or the stock of any of our subsidiaries may not be purchased at a price less than 110% of the market price on the date of grant, and no such option may be exercised more than five years from the date of grant.

The purchase price for the shares may be paid in cash, shares of our common stock owned by the participant for more than six months, by withholding shares of common stock issuable upon exercise of the stock option, by offsetting compensation due or accrued for services rendered, by a same-day sale commitments, by a margin commitment, by a combination of the above or by another method acceptable to our compensation committee, in each case, as determined by our compensation committee and set forth in the applicable award agreement.

Stock options granted under the 2010 Plan are exercisable during the lifetime of the participant only by the participant.  All stock options granted under the 2010 Plan are non-transferable except by will or under the laws of descent and distribution.

In the event of a change of control (as defined in the 2010 Plan), all stock options outstanding under the 2010 Plan and not previously exercisable will become fully exercisable.

Restricted Stock.  Restricted stock granted under the 2010 Plan will be subject to a restriction period (after which restrictions will lapse) commencing on the date of grant of the award and ending on such date, or upon the achievement of such performance or other criteria, as our compensation committee shall determine.

Except as otherwise provided in the 2010 Plan, no shares of restricted stock may be sold, exchanged, transferred, pledged or otherwise disposed of during the restriction period.  Our compensation committee may require certificates for restricted stock delivered under the 2010 Plan to be held in custody by bank or other institution or by us until the restriction period expires or the restrictions thereon otherwise lapse.  In addition, our compensation committee may require the recipient to deliver a stock power of attorney endorsed in blank relating to the restricted stock as a condition of receipt of restricted stock.  If the participant ceases to be employed by or to provide services to us before the end of the restriction period, the restricted stock may be forfeited.

In the event of a change in control (as defined in the 2010 Plan), the restriction period applicable to any restricted stock granted under the 2010 Plan will end, and all shares of restricted stock shall become fully vested.

Amendment and Termination of the 2010 Plan

With respect to any shares of common stock at the time not subject to an award, our board of directors may at any time terminate, modify or amend the 2010 Plan in any respect, provided always that no such termination, modification or amendment shall terminate any outstanding award previously granted under the 2010 Plan (unless the we are liquidated or dissolved) and no modification or amendment shall be made absent the approval of our shareholders to: (1) increase the total number of shares which may be issued or delivered under the 2010 Plan; (2) make any change in the class of individuals eligible to receive awards; (3) extend the period set forth in the 2010 Plan during which awards may be granted; or (4) make any changes that require shareholder approval under the rules and regulations of any national securities exchange on the which our common stock is traded.  Our board of directors may also suspend the granting of awards pursuant to the 2010 Plan at any time and may terminate the 2010 Plan at any time; provided, however, no such suspension or termination shall modify or amend any award granted before such suspension or termination unless the affected participant consents in writing to such modification or amendment or we are dissolved or liquidated.

Federal Income Tax Consequences

Incentive Stock Options.  All incentive stock options to be granted under the 2010 Plan are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended and referred to in this proxy statement as the Code.

Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the issuer of such option will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option.  An optionee will be taxed only when the common stock acquired upon exercise of his or her incentive stock option is sold or otherwise disposed of in a taxable transaction.  If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his or her exercise price and the net proceeds of the sale.  However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount generally equal to the lesser of: (1) gain on the sale or other disposition; or (2) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending  on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.  In addition, the exercise of an incentive stock option may subject the optionee to alternative minimum tax.

The foregoing discussion and reference to capital gain or loss treatment assume that the option shares are a capital asset in the hands of the optionee.  A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for us.

The 2010 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to the exercise of an incentive stock option by transferring to us other shares of our common stock owned by the optionee, and Section 422 of the Code provides that an option will continue to be treated as an incentive stock option if it is exercised in such manner.  Accordingly, except as noted below with respect to certain “statutory option stock,” an optionee who exercises an incentive stock option in whole or in part in such manner will not recognize any gain or loss upon such exercise.  The optionee’s basis in the number of new shares so acquired that is equal to the number of shares surrendered will be equal to the optionee’s cost basis in the shares surrendered.  The optionee’s basis in the additional number of new shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid.

Section 424(c)(3) of the Code provides that if “statutory option stock” is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock.  The optionee’s basis in the number of new shares so acquired that is equal to the number of shares surrendered will be equal to the optionee’s cost basis in the shares surrendered plus the amount of ordinary income recognized.  The optionee’s basis in the additional number of new shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid.  However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

In general, an option granted under the 2010 Plan which is designated as an incentive stock option will be taxed as described above.  However, in some circumstances an option which is designed as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly.  For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option.  Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of grant), the option will be treated and taxed as a non-qualified stock option.  In addition, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options granted under the 2010 Plan are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.  Any excess over such amount will be deemed to be related to and part of a non-qualified stock option.

Non-Qualified Stock Options.  All options granted under the 2010 Plan that do not qualify as incentive stock options are non-qualified stock options not entitled to special tax treatment under Section 422 of the Code.  A participant in the 2010 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has readily ascertainable fair market value as of the date of grant.  However, under the applicable U.S. Treasury Regulations, the non-qualified stock options issued under the 2010 Plan will not have a readily ascertainable fair market value unless, at the time such options are granted, similar options of the company are actively traded on an established market.  We will not have any such actively traded options in the foreseeable future.

Upon the exercise of a non-qualified option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares.  The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.  Upon disposition of any shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.  We will not be entitled to an income tax deduction with respect to the grant of a non-qualified stock option or the sale of stock acquired pursuant to such grant.  We generally will be permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of an non-qualified stock option.

The 2010 Plan permits our compensation committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to us other shares of our common stock owned by the optionee.  If an optionee exchanges previously acquired common stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.  This, the optionee’s basis in the number of new shares so acquired that is equal to the number of shares surrendered will be equal to the optionee’s cost basis in the shares surrendered.  The optionee’s basis in the additional number of new shares received will be equal to the amount of ordinary compensation income recognized as the result of the exercise of the option plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid.

Restricted Stock.  Generally, and except as noted below, the grant of restricted stock is not taxable at the time of the grant.  Instead, at the time restricted stock vests or becomes transferable free of a substantial risk of forfeiture, a participant will recognize ordinary income equal to (1) the excess of the fair market value of such restricted stock on the date the shares vest or become transferrable over (2) the price, if any, paid for such restricted stock.  An employee may, however, elect to recognize income as of the date of grant of restricted stock, in an amount equal to (1) the excess of the fair market value of the restricted stock on the date of grant over (2) the price, if any, paid for the restricted stock.  If such an election is made, no additional income will be recognized at the time the stock vests or becomes transferable.  In the event of a subsequent forfeiture of the shares, an employee making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture.  The employee will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price which was previously include in income.  Dividends paid on the shares of restricted stock before they vest will be taxed to the participant either as additional compensation or, if the participant has made the election described above, as dividend income.

In most cases, the basis in shares acquired upon exercise of a non-qualified option or upon an award of restricted stock will be equal to the fair market value of the shares on the employees income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date.

As a general rule, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards granted under the 2010 Plan (including the recognition of ordinary income as the result of a holder of stock obtained through the exercise of an incentive stock option disposing of such stock prior to the expiration of the required holding period), to the extent such income is considered reasonable compensation under the Code and generally provided that we comply with the reporting requirements applicable to the ordinary income recognized by the employee.  We will not, however, be entitled to a deduction with respect to payments to employees that are contingent upon a change of control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that section.  In addition, such payment will subject the recipient to a 20% excise tax.  We also may not be entitled to a deduction with respect to payments to certain employees to the extent that the total remuneration of such employee is found to be excessive under Section 162(m) of the Code.

General.  The 2010 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations.  In addition, the foregoing is only a general discussion of the Federal income tax consequences of the 2010 Plan and does not purport to be a complete description of all Federal income tax aspects of the 2010 Plan.  Plan participants may also be subject to state and local taxes in connection with the grant or exercise of options, restricted stock or any combination thereof granted under the 2010 Plan and the sale or other disposition of shares acquired upon the exercise of the options or otherwise received pursuant to the Plan.  Individuals receiving a grant of options, restricted stock or any combination thereof should consult with their personal tax advisor regarding Federal, state and local consequences to them of participating in the 2010 Plan.

Impact of Section 409A of the Code

The tax consequences described above under “Federal Income Tax Consequences” may be impacted by the Congress’ adoption of Section 409A of the Code, which became effective January 1, 2005 and generally applies to (1) all awards granted after December 31, 2004, and (2) the portion of any awards granted prior to January 1, 2005 which had not yet vested as of December 31, 2004.  If any award violates Section 409A of the Code, the affected participant’s award and all similar awards of the affected participant made under our other similar plans or arrangements, plus related earnings on such awards, for that year and all preceding years, will be includible in the participant’s gross income to the extent the amounts are not subject to a substantial risk of forfeiture.  In addition, the participant will be charged interest (generally from the date the award vests) at the Internal Revenue Service underpayment rate plus one percent, plus an additional tax equal to 20% of the compensation that is required to be included in gross income.

The terms of the 2010 Plan are intended to comply with the requirements of Section 409A of the Code.  However, the statutory language of Section 409A of the Code is somewhat ambiguous, and the proper application of certain of its provisions is currently unclear despite the issuance of final regulations by the U.S. Treasury.  The U.S. Treasury has indicated that it intends to issue additional guidance in the future to further clarify the application of Section 409A of the Code.  We intend to amend the 2010 Plan, if and as necessary, to conform its provisions to the requirements of Section 409A of the Code as clarified in such additional guidance.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF KIRKLAND, RUSS, MURPHY & TAPP, P.A.

Kirkland, Russ, Murphy & Tapp, P.A. served as our independent auditors for the fiscal year ended December 31, 2009 and has been selected to serve as our independent auditors for the 2010 fiscal year.  Our audit committee proposes that shareholders ratify this selection at the annual meeting of shareholders.  Management is not aware that such firm nor any of its members or associates has or has had during the past year any financial interest in us, direct or indirect, or any relationship with us other than in connection with their professional engagement.

Shareholder ratification of this appointment is not required.  Management has submitted this matter to the shareholders because it believes the shareholders’ views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment.  Representatives of Kirkland, Russ, Murphy & Tapp, P.A. are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. Our board of directors recommends that you vote "for" the ratification of the appointment of Kirkland, Russ, Murphy & Tapp, P.A. as our independent auditors for the 2010 fiscal year.

Audit Fees

The aggregate fees billed by Kirkland, Russ, Murphy & Tapp, P.A. for professional services rendered for the audit of our consolidated financial statements for the year ended December 31, 2009 and for the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q during the fiscal year 2009 were $31,500.  Total unbilled and accrued fees by Kirkland, Russ, Murphy & Tapp, P.A. for professional services rendered for the audit of our consolidated financial statements at December 31, 2009 were $70,500.  The aggregate fees billed by Kirkland, Russ, Murphy & Tapp, P.A. for professional services rendered for the audit of our consolidated financial statements for the year ended December 31, 2008 and for the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q during the fiscal year 2008 were $105,000.

Audit Related Fees

We did not engage Kirkland, Russ, Murphy & Tapp, P.A. to provide professional services to us regarding audit related fees during the fiscal years ended December 31, 2009 and 2008.

Tax Fees

During the fiscal years ended December 31, 2009 and 2008, there were no fees billed by Kirkland, Russ, Murphy & Tapp, P.A. for tax related services.

All Other Fees

During the fiscal year ended December 31, 2009, there were $5,564 of fees billed by Kirkland, Russ, Murphy & Tapp, P.A. for work related to the Sarbanes-Oxley Act of 2002.  During the fiscal year ended December 31, 2008, there were $5,460 of fees billed by Kirkland, Russ, Murphy & Tapp, P.A. for work related to the Sarbanes-Oxley Act of 2002 and for review of our Registration Statements on Form S-1.

Audit Committee Pre-Approval Policy

The services performed by our independent accountants in 2009 were pre-approved by our audit committee.  Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent auditor and management are required to report periodically to our audit committee regarding the extent of services provided by the independent auditor in accordance with such pre-approval, and the fees for the services performed to date.  Our audit committee may also pre-approve particular services on a case by case basis.

CORPORATE GOVERNANCE AND BOARD MATTERS

Leadership Structure of the Board of Directors

In 2006, our board of directors separated the positions of Chairman and Chief Executive Officer, and elected Joseph M. Loughry, III, a non-employee independent director, as our Chairman and appointed George A. McQuain as our President and Chief Executive Officer.  Separating these positions allows our Chief Executive Officer to focus on day-to-day business and strategic decisions, while allowing the Chairman to lead our board of directors in its fundamental role of providing advice to and independent oversight of management.  Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment that is required to serve as our Chairman, particularly as the board of director’s oversight responsibilities continue to grow.  While our bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our board of directors believes that having separate positions and having an independent outside director serve as our Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.  Our board of directors also created the position of Vice Chairman and elected Lock Ireland, a non-employee independent director to serve in that capacity.  Our Vice Chairman supplements the Chairman’s leadership role and in the Chairman’s absence leads our board of directors in the performance of its duties.  In addition, the independent members of our board of directors meet during every board meeting in separate executive session without any member of management present.  Our Chairman presides over these meetings.

Meetings of the Board of Directors

In 2009, our board of directors met 12 times.  Our board of directors adopted various resolutions pursuant to five unanimous written consents in lieu of a meeting during the year ended December 31, 2009.  Three of the directors attended 100% of the aggregate of (i) meetings of our board of directors during the year and (ii) the total number of meetings of all committees on our board of directors on which the incumbent directors served.  The other remaining directors attended 91% of the aggregate of (i) the meetings of our board of directors during the year and (ii) the total number of meetings of all committees of our board of directors on which the incumbent directors served.

Board Independence

At the end of 2009, there were five non-employee directors and one employee director serving on our board of directors.  Our board of directors has determined that the five non-employee directors are “independent” based on the Nasdaq Stock Market definition of independent.

Shareholder Communications with the Board of Directors

Our Corporate Governance Guidelines provide that our Chairman and our Chief Executive Officer are responsible for establishing effective communications with our shareholders.  Our board of directors has implemented a process for shareholders to send communications to our board of directors and to specific individual directors.  Any shareholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256.  Our Secretary will promptly forward all such sealed communications to our board of directors or such individual directors, as applicable.

Committees of the Board of Directors

Our board of directors has three standing committees – the audit committee, the compensation committee, and the nominating and corporate governance committee, and one additional committee – the mergers and acquisitions committee.  Each of our committees operates pursuant to a written charter which, as in effect from time to time, may be found on our website at www.globalaxcess.biz.  Each of the committees is presently composed solely of independent directors, consistent with the independence standards defined by the SEC and NASDAQ, although our committee charters provide that only a majority of the members of each committee must be independent.  Each committee has the right to retain its own legal and other advisors.

Audit Committee

Our audit committee, which is comprised solely of independent directors, consists of Robert J. Landis, as chairman, Lock Ireland and Joseph M. Loughry III.  Our board of directors has determined that Mr. Landis qualifies as an “audit committee financial expert,” as defined in the rules of the SEC.  Our audit committee met five times in fiscal year 2009.  Responsibilities of our audit committee include the following: reviewing our consolidated financial statements and consulting with the independent auditors concerning our consolidated financial statements, accounting and financial policies, and internal controls; reviewing the scope of the independent auditors’ activities and the fees of the independent auditor; and reviewing the independence of the auditors.

Compensation Committee

Our compensation committee, which is comprised solely of independent directors, consists of Lock Ireland, as chairman, Robert J. Landis and Alan Rossiter. Our compensation committee met three times in fiscal year 2009.  Our compensation committee is responsible for approving stock plans and option grants, and reviewing and making recommendations to the full board of directors regarding executive compensation and benefits.   Our compensation committee is responsible for reviewing salary recommendations for our executives and then approving such recommendations with any modifications it deems appropriate.  The independent members of our board of directors are then responsible for approving such salary recommendations with any modifications they deem appropriate.  The annual salary recommendations for our named executive officers, other than our Chief Executive Officer, are made by our Chief Executive Officer and by the chairman of our compensation committee for our Chief Executive Officer.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee, which is comprised solely of independent directors, consists of Walter A. Howell, as chairman, Robert Landis and Alan Rossiter.  Our nominating and corporate governance committee did not meet in fiscal year 2009.   The nominating and corporate governance committee nominated the individuals who are standing for election at the 2010 annual meeting at a meeting of our board of directors held on February 16, 2009.  Our nominating and corporate governance committee is responsible for the following: identifying individuals qualified to become members of our board of directors; approving and recommending director candidates to our board of directors; developing and recommending to our board of directors, and updating as necessary, corporate governance principles and policies; and monitoring compliance with such principles and policies.

Our nominating and corporate governance committee is responsible for reviewing with the full board of directors, on an annual basis, the size, function and needs of our board of directors so ensure that our board of directors, as a whole, collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business.  Our board of directors also seeks members of diverse backgrounds (including diversity of age, gender, industry experience and business experience) to ensure that our board of directors consists of members with a broad spectrum of experience, expertise and a reputation of integrity.  We look for directors who hold positions with a high degree of responsibility, who are leaders in companies or institutions, and who can make contributions to our business.  In considering candidates for nomination, our nominating and corporate governance committee may, at the request of our board of directors, review the appropriate skills and characteristics, including diversity, required of board members in the context of the current makeup of our board of directors.  The committee applies the same standards in considering director candidates recommended by the shareholders as it applies to other candidates.  See “Shareholder Nominations” for information with regard to the consideration of any director candidates recommended by security holders.

Mergers and Acquisitions Committee

Our mergers and acquisitions committee, which is comprised solely of independent directors, consists of Alan Rossiter, as chairman, Joseph M. Loughry III and Lock Ireland.  Our mergers and acquisitions committee met two times during fiscal year 2009.  The function of the mergers and acquisitions committee is to explore alternative ways to enhance shareholder value, including joint ventures, mergers, stock sales or a potential sale of company assets, and make recommendations to our board of directors.

Role in Risk Oversight

Our board of directors oversees our stockholders’ and other stakeholders’ interest in our long-term health and overall success and financial strength.  Risk is inherent with every business, and how well a business manages risk can ultimately determine is success.  We face a number of risks, including economic risks, environmental and regulatory risks, and others, such as the impact of competition.  Management is responsible for the day-to-day management of risks, while our board of directors, as a whole and through its committees, has the responsibility of satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that establishing the right “tone at the top” and that full and open communication between management and our board of directors are essential for effective risk management and oversight.  Our Chairman meets regularly with our Chief Executive Officer and other senior officers to discuss strategy and risks facing us.  In addition, senior management regularly attends board meetings and is available to address any questions or concerns raised by our board of directors on risk management-related and other matters.  Bi-monthly our board of directors receives presentations from senior management on strategic matters involving our operations.  Our board of directors also holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities.

While our entire board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk.  Our audit committee is responsible for the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and discusses policies with respect to risk assessment and risk management.  Risk assessment reports are provided annually by management to our audit committee.  Our compensation committee is responsible for the management of risk arising from our compensation policies and programs.  Our nominating and corporate governance committee is responsible for the management of risk associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.  Our mergers and acquisitions committee is responsible for risk associated with exploring potential merger and acquisition opportunities.

Shareholder Nominations

Our nominating and corporate governance committee will consider candidates recommended by shareholders.  To recommend director candidates, shareholders should submit their suggestions in writing to the chairman of the nominating and corporate governance committee, c/o our Secretary, providing the candidate’s name, biographical data and other relevant information, together with a consent from the suggested candidate to serve on our board of directors if nominated and elected.

Code of Ethics

We have adopted a code of ethics and business conduct that applies to all of our officers, directors and employees.  This code of ethics is publicly available on our website at  www.globalaxcess.biz. If we make substantial amendments to the code of ethics or grant any waiver, including an implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K within four business days of such amendment or waiver.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons.  Executive officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation.  To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended December 31, 2009, our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except as follows: Alan Rossiter filed one report late reporting one transaction.

Although it is not our obligation to make filings pursuant to Section 16 of the Exchange Act, we have adopted a policy requiring all Section 16 reporting persons to report to our Chief Executive Officer or Chief Financial Officer prior to engaging in any transactions in our common stock.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position Held
George A. McQuain	54	President and Chief Executive Officer
Michael J. Loiacono	43	Chief Financial Officer and Chief Accounting Officer
Sharon Jackson	52	Secretary

Executive officers are appointed by our board of directors and hold office at the pleasure of our board of directors. Executive officers devote their full time to our affairs.  See “Election of Directors” for information with respect to George A. McQuain.

Michael J. Loiacono brings more than 20 years of professional experience working with both public and private companies within the telecommunications and software industries.  Prior to joining us in March 2006, Mr. Loiacono served as Vice President of Finance for InfiniRoute Networks Inc., which was acquired by TNS, Inc.  At InfiniRoute, Mr. Loiacono managed their financial strategies to support the company's growth, and oversaw the day-to-day financial operations, including budget planning, accounting, billing, and financial reporting.  Before his role at InfiniRoute, Mr. Loiacono served as VP of Finance at Reach Services, USA, and Controller and Director of Finance for ITXC Corp, which was acquired by Teleglobe, Inc.  He has also held financial management positions at Voxware, Inc. and Dendrite International, Inc., two publicly traded companies.  Mr. Loiacono is responsible for: financing our operations and the operations of our subsidiaries; financing our internal growth; our strategic, our legal and risk analysis; and our SEC filings.

Sharon Jackson has served as our Director of Corporate Development and Assistant Secretary from 2004 to 2006 and as our Director of Corporate Operations and Corporate Secretary from 2006 to present.  Prior to 2004, Ms. Jackson served as the Director of Marketing and Client Services for Nationwide Money Services, Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2008 and 2009

The following table provides certain information for the fiscal years ended December 31, 2008 and 2009 concerning compensation earned for services rendered in all capacities by our principal executive officer and principal financial officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
George A.	2009	$271,133	$30,956	-	$49,052	-	-	-	$351,141
McQuain	2008	$227,298	$7,206	-	$65,083	-	-	$6,614	$306,201

President and Chief Executive Officer

Michael	2009	$172,475	$21,478	-	$27,288	-	-	-	$221,241
Loiacono	2008	$152,478	$5,196	-	$37,453	-	-	-	$195,127

Chief Financial Officer and Chief Accounting Officer

(1)  The option awards were accrued with a value using the Black-Scholes option pricing model assuming up to 5 year lives, no expected dividend payments, volatility average of approximately 131%, forfeiture rate of 0% and a risk free rate of 5%.

Employment Agreements

On June 26, 2008, our board of directors approved an employment agreement with George McQuain.  Under the employment agreement, McQuain serves as our president and chief executive officer and receives an annual base pay of $265,000, which is subject to adjustment from time to time at our discretion.  The employment agreement is effective as of July 1, 2008, provides for a one-year term, and provides that, if the employment agreement is not otherwise terminated, it will be automatically extended for successive periods of one year at the end of each calendar year and as such was extended on April 1, 2009.

The employment agreement further provides that, during the term of the agreement and for a period of one year and six months after the termination of the agreement for any reason, Mr. McQuain will not directly or indirectly employ or solicit our employees, compete with us for our customers in any state where we do business, interfered with our relationships, or provide information about us to our competitors.

The employment agreement provides that, if Mr. McQuain is terminated by us without cause and provided he complies with the restrictive covenants of the employment agreement and signs a release agreement, he will continue to receive his base salary for the following time period: (1) if the termination occurs during the initial term of the employment agreement, for the remaining portion of such initial term or for one year after the date of termination of his employment, whichever is longer; or (2) if the termination occurs after the initial term, for one year after the date of termination of his employment.  In addition, Mr. McQuain will continue to receive benefits for the applicable time period and we will pay him for any bonuses earned by the date of termination.  The employment agreement further provides that if there is a “change of control,” Mr. McQuain will be entitled to receive the same benefits that he would be entitled to receive if he were terminated without cause by us.

Performance Base 401(k) Contribution Plan

Effective fiscal year 2007, we implemented a performance based incentive program matching 401(k) contributions.  For each quarter that we achieve our net income budget, we match up to 50% of the first 6% of an employee’s 401(k) contributions during that respective quarter.  During the fiscal years ended December 31, 2009 and 2008, we recorded $21,050 and $44,741, respectively, of expenses relating to this plan.

Performance Based Incentive Bonus Plan

Effective fiscal year 2008, we implemented a performance based incentive program for all employees, including our named executive officers.  A quarterly cash bonus pool is funded by our achievement of net profits.  During the fiscal years ended December 31, 2009 and 2008, we recorded $214,083 and $178,927, respectively, of expenses relating to this plan.

Stock-Based Compensation

We have established a 2002 Stock Incentive Plan (the “2002 Plan”) and a 2004 Stock Incentive Plan (the “2004 Plan”), which provide for the granting of options to our officers, employees, directors and consultants.  As of December 31, 2009, options to purchase 2,000 shares of common stock were available for future grants under the 2002 Plan and 191,427 shares of common stock were available for future grants under the 2004 Plan.  As of December 31, 2009, 2,889,700 shares of common stock were reserved for options granted and no shares were reserved from warrants granted under the 2002 and 2004 Plans.

Options granted under the 2002 and 2004 Plans generally have a three-year vesting period and expire five years after the date of grant.  Most stock options vest ratably during the vesting period, as opposed to awards that vest at the end of the vesting period.  All options granted pursuant to the 2002 and 2004 Plans are exercisable at a price not less than the fair market value of our common stock on the date of grant. Upon the exercise of options, we issue new shares of common stock in lieu of treasury shares.

The 2002 and 2004 Plan are administered by our compensation committee.  Our compensation committee has the authority to select individuals to receive awards, and to determine the time and type of award, the number of shares covered by the awards, and the terms and conditions of such awards in accordance with the terms of 2002 and 2004 Plans.  In making such determinations, our compensation committee may take into account the recipient’s current and potential contributions and other factors that the committee considers relevant.  Our compensation committee is authorized to establish rules and regulations and make all other determinations that may be necessary or advisable for the administration of the 2002 and 2004 Plans.

For information regarding our proposed 2010 Stock Incentive Plan, see “Proposal No. 2 – Approval of 2010 Stock Incentive Plan.”

Deductibility of Executive Compensation

As part of its role, our compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We believe that compensation paid under our incentive plans is generally fully deductible for federal income tax purposes. However, in certain circumstances, our compensation committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of December 31, 2009.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)		(e)	(f)		(g)	(h)	(i)	(j)
George A.	-	-	129,000	(1)	$0.81	12/18/2014		-	-	-	-
McQuain	-	-	200,000	(2)	$0.15	3/27/2014		-	-	-	-
	-	-	171,500	(3)	$0.25	3/20/2013		-	-	-	-
	125,000	125,000	250,000	(4)	$0.32		(4)	-	-	-	-
Michael J.	-	-	75,000	(5)	$0.81	12/18/2014		-	-	-	-
Loiacono	-	-	150,000	(6)	$0.15	3/27/2014		-	-	-	-
	-	-	120,000	(7)	$0.25	3/20/2013		-	-	-	-
	-	-	27,000	(8)	$0.25	2/28/2013		-	-	-	-
	62,500	62,500	125,000	(9)	$0.32		(9)	-	-	-	-
	-	-	20,000	(10)	$0.76	3/31/2011		-	-	-	-

(1)  Options vest cumulatively in three equal installments on December 18, 2010, 2011 and 2012.
(2)  Options vest cumulatively in three equal installments on March 27, 2010, 2011 and 2012.
(3)  Options vest cumulatively in three equal installments on March 20, 2009, 2010 and 2011.
(4)  62,500 options vested October 10, 2007 and expire April 2, 2010.  The remaining options vest as follows if employment and performance criteria are met: 62,500 vest on April 2, 2008 and expire on April 2, 2011; 62,500 vest on April 2, 2009 and expire on April 2, 2012; 62,500 vest on April 2, 2010 and expire on April 2, 2013; 125,000 vest on May 15, 2008 and expire on April 2, 2011; 125,000 vest on April 2, 2011; and expire on April 2, 2015
(5)  Options vest cumulatively in three equal installments on December 18, 2010, 2011 and 2012.
(6)  Options vest cumulatively in three equal installments on March 27, 2010, 2011 and 2012.
(7)  Options vest cumulatively in three equal installments on March 20, 2009, 2010 and 2011.
(8)  Options vest cumulatively in three equal installments on February 28, 2009, 2010 and 2011.
(9)  31,205 options vested on October 10, 2007 and expire on April 2, 2010.  The remaining options vest as follows if employment and performance criteria are met: 31,250 vest on April 2, 2008 and expire on April 2, 2011; 31,250 options vest on April 2, 2009 and expire on April 2, 2012; 31,250 options vest on April 2, 2010 and expire on April 2, 2013; 62,500 options vest on May 15, 2008 and expire on April 2, 2011; and 62,500 options vest on April 2, 2011 and expire on April 2, 2015.
(10) 25% of the options vested on March 31, 2007, 33 1/3% of the options vested on March 31, 2008, 33 1/3% of the options vest on March 31, 2009 and 25% of the options vest on March 31, 2010.

Director Compensation Table

The following table provides certain information concerning compensation for each director during the fiscal year ended December 31, 2009.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter A. Howell	$6,000	-	$5,824	-	-		$11,824

Lock Ireland	$33,600	-	$8,317	-	-	$4,500	$46,417

Robert Landis	$12,000	-	$5,370	-	-		$17,370

Joseph Loughry, III	$48,000	-	$ ,4,105	-	-		$52,855

Alan Rossiter	$6,000	-	$4,105	-	-		$10,105

(1)	George A. McQuain, who is a member of our board of directors, has been omitted from this table since he receives no compensation for serving on our board of directors.
(2)
  The option awards were accrued with a value using the Black-Scholes option pricing model assuming up to 5 year lives, no expected dividend payments, volatility average of approximately 124%, forfeiture rate of 0% and a risk free rate of 5%.

During 2009, 200,000 stock options were granted to non-employee directors as follows:

Name	Number of Options	Grant Date and Fair Value of Granted Options

Walter A. Howell	20,000	20,000 options granted on August 30, 2009 with a fair value of $14,985

Lock Ireland	120,000	100,000 options granted on March 27, 2009 with a fair value of $11,790; 20,000 options granted on July 10, 2009 with a fair value of $7,689

Robert Landis	20,000	20,000 options granted on July 10, 2009 with a fair value of $7,689

Joseph Loughry, III	20,000	20,000 options granted on December 16, 2009 with a fair value of $12,635

Alan Rossiter	20,000	20,000 options granted on December 16, 2009 with a fair value of $12,635

The following table sets forth the aggregate number of options outstanding and exercisable at December 31, 2009 for each of our directors.

Name	Total Options Outstanding	Total Options Exercisable

Walter A. Howell	110,000	41,650

Lock Ireland	270,000	101,650

Robert Landis	120,000	51,650

Joseph Loughry, III	130,000	61,650

Alan Rossiter	130,000	63,310

Discussion of Director Compensation

Our non-employee directors receive cash compensation for their service as a director and, where applicable, as a chair of a committee.  The chairman of our board of directors receives $4,000 per month with no additional compensation for chairing or membership on a board committee and the vice chairman of our board of directors receives $2,800 per month with no additional compensation for chairing or membership on a board committee.  The chairman of our audit committee receives $500 per month plus an additional $500 per month as a non-employee director, and all other non-employee directors receive $500 per month.  Our non-employee directors are also compensated with stock options in accordance with the terms of our Stock Option Plan.  Our Stock Option Plan provides for an initial grant of 20,000 stock options upon the election or appointment to our board of directors and annual grants of 20,000 stock options for each year of service thereafter.  All non-employee directors are reimbursed for expenses incurred in attending meetings of our board of directors and committee meetings.

On June 30, 2009, our board of directors approved equity ownership guidelines for our non-employee directors, which require each non-employee director to own a minimum amount of stock equal to two times the annual dollar amount each non-employee director receives in director’s fees for serving on our board of directors.  Each non-employee director is required to be in compliance with these equity ownership guidelines within two years of becoming a director.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving all related party transactions. Any financial transaction with any officer or director, or any immediate family member of any officer or director, would need to be approved by our audit committee prior to our company entering into such transaction. On an ongoing basis, all potential related party transactions are reported directly to the chairman of our audit committee. To assist us in identifying any related party transactions, each year we submit and require our directors and officers to complete questionnaires identifying any transactions with us in which the directors or officers, or their immediate family members, have an interest.

AUDIT COMMITTEE REPORT

Our audit committee is presently composed of independent directors as required by and in compliance with the rules of the SEC and the NASDAQ Stock Market. Our audit committee operates pursuant to a written charter adopted by our board of directors.

Our audit committee is responsible for overseeing our financial reporting process on behalf of our board of directors. Our management has the primary responsibility for our financial reporting process, principles and internal controls as well as preparation of our financial statements. Our independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

Our audit committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2009 with management and the independent auditors. Our audit committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent auditors have provided to our audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence), as currently in effect, and our audit committee has also considered whether the independent auditors' provision of information technology and other non-audit services to us is compatible with maintaining the auditors' independence. Our audit committee has concluded that the independent auditors are independent from us and our management.

Based on the reports and discussions described above, our audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Robert J. Landis, Chairman
Lock Ireland
Joseph M. Loughry III

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC, is available to shareholders who make written request to our Secretary, 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and proxy for our 2011 annual meeting of shareholders, shareholder proposals must be submitted in writing to our Corporate Secretary, 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256 and received at this address by December 17, 2010. If we receive notice after March 2, 2011 of a shareholder's intent to present a proposal at our 2011 annual meeting of shareholders, we will have the right to exercise discretionary voting authority with respect to any such proposal if presented at the 2011 annual meeting.

OTHER MATTERS

Our board of directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment of what is in our best interest.

APPENDIX A

GLOBAL AXCESS CORP
2010 STOCK INCENTIVE PLAN

The objectives of the Global Axcess Corp 2010 Stock Incentive Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.  Such incentive awards may, in the discretion of the Board or Committee, consist of Restricted Stock, Incentive Stock Options and Non-Qualified Stock Options, or any combination of the foregoing, all as the Board or Committee, in each case, may determine.  The 2010 Stock Incentive Plan is effective March 19, 2010.

ARTICLE I
DEFINITIONS

“Award” means an Incentive Stock Option, a Non-Qualified Stock Option or a Restricted Stock Award granted hereunder.

“Award Agreement” means an agreement entered into between the Company and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any regulations, rules, orders or procedures promulgated thereunder, and any successor provision thereto.

“Committee” means the Compensation Committee, if any, appointed by the Board.  If no Committee is appointed by the Board, the Board shall function in place of the Committee.

“Company” means Global Axcess Corp.

“Consultant” means any individual who is a consultant or advisor to the Company or one of its Subsidiaries.

“Disability” means any permanent and total disability as defined in the Company's long-term disability plan, and the date of any such disability shall be deemed to be the day following the last day the Participant performed services for the Company; provided, that in the case of an Incentive Stock Option or if the Company does not then maintain a long-term disability plan, “Disability” shall mean permanent and total disability as defined in Code § 22(e)(3), and the date of any such disability shall be deemed to be the day following the last day the Participant performed services for the Company.

“Eligible Employee” means any employee of the Company or one of its Subsidiaries.

“Eligible Individual” means any Eligible Employee, any non-employee director of the Company or one of its Subsidiaries, or any Consultant.

“Fair Market Value” shall mean, as applicable, (i) the closing sales price of the Company’s common stock on the date in question on the national securities exchange or any regulated quotation service, such as the Over-The-Counter Bulletin Board on which the Company’s Stock is principally traded; or (ii) if the Company’s common stock is not traded on a national securities exchange or through any other regulated quotation service, the fair market value of the Company’s common stock as determined by the Board or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee shall in its discretion select and apply at the time of the grant of the Award concerned.  Subject to the foregoing, the Board or the Committee, in fixing the Fair Market Value, shall have full authority and discretion and be fully protected in doing so.

“Incentive Stock Option” means an option that is intended to qualify as, and that satisfies the requirements applicable to, an “Incentive Stock Option” within the meaning of Code § 422.  Any Option which does not qualify under Code § 422 shall be treated as a Non-Qualified Stock Option.

“Non-Qualified Stock Option” means an option that is not an Incentive Stock Option.

“Option” means an option to purchase shares of the Company’s common stock, including Restricted Stock, if the Committee so determines, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan and which may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an Eligible Individual who has been selected by the Committee to participate in the Plan in accordance with Section 2.2 of the Plan.

“Plan” means this Global Axcess Corp 2010 Stock Incentive Plan, as the same may be amended, administered or interpreted from time to time.

“Qualifying Performance Goals” shall mean any one or more of the following performance criteria: net income, earnings per share, return on equity, return on assets, operating income and/or total shareholder return.  Such criteria may be absolute in their terms, measured against prior year(s) results, or measured against or in relationship to other companies.  Such performance criteria may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of either of the foregoing, or based on comparisons of any of the performance measures relative to other companies.  These criteria may have a minimum performance standard below which no amount will be paid, a target performance standard and a maximum performance standard above which no additional payments will be made.  In all cases, such measures will be on a reported basis, adjusted at the Committee’s sole discretion, as permitted by the terms of this Plan.

“Restricted Stock” means shares of the Company’s common stock delivered under the Plan subject to the requirements of Article 4 and such other restrictions as the Committee deems appropriate or desirable.

“Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if each of the companies (other than the last company in the unbroken chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in the chain.

“Termination” means the termination of employment with the Company or any of its Subsidiaries or the cessation of the provision of services to the Company or any of its Subsidiaries by a non-employee director.

ARTICLE 2
GENERAL PROVISIONS

Section 2.1          Administration.  The Plan shall be administered by the Committee.  The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.  Without limiting the foregoing but subject to the terms of the Plan, the Committee shall have the authority and complete discretion to:

(i)             Prescribe, amend and rescind rules and regulations relating to the Plan;

(ii)            Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

(iii)           Determine the form and terms of Awards;

(iv)           Determine the number of shares or other consideration subject to Awards under the Plan as provided in Articles 3, 4, and 5 of the Plan;

(v)            Determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code § 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements;

(vi)           Determine whether Awards will be granted singly, in combination, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Company;

(vii)          Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

(viii)         Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(ix)           To the extent permitted by Code § 409A, accelerate or, with the consent of the Participant, defer the vesting of any Award and/or the exercise date of any Award;

(x)            Determine whether a Participant’s Termination from the Company or its Subsidiaries is voluntary and with the written consent of the Company or its Subsidiaries;

(xi)           Authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award;

(xii)          With the consent of the Participant and to the extent permitted by the terms of Code § 409A, adjust the terms of an Award previously granted to the Participant;

(xiii)         Determine when a Participant’s period of employment is deemed to be continued during an approved leave of absence, or whether a Participant has engaged in the operation or management of a business that is in competition with the Company or any of its Subsidiaries;

(xiv)         Determine, upon review of relevant information, the Fair Market Value of the Company’s common stock; and

(xv)          Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may delegate to officers of the Company or any Subsidiary the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function.

The Committee shall keep records of action taken at its meetings.  A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Section 2.2          Eligibility.  Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Company or any Subsidiary or who, in the opinion of the Committee, provide services yielding significant benefits to the Company or any Subsidiary shall be eligible to receive Awards as described herein.

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted.  In determining the eligibility of any Eligible Individual, as well as in determining the Award, the Committee shall consider the position and the responsibilities of the Eligible Individual being considered, the nature and value to the Company or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a Subsidiary and such other factors as the Committee may deem relevant.

Section 2.3           Shares Available under the Plan.  Subject to adjustment as set forth in Section 2.6, the maximum number of shares of the Company’s common stock that may be issued or delivered and as to which Awards may be granted under the Plan shall be 1,000,000. No separate limit shall apply to Incentive Stock Options or to Awards other than Options.  The maximum number of Options that may be granted to any one Employee in any calendar year shall not exceed 250,000.

If any Award granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such Award shall again be available for purposes of the Plan.

The shares that may be issued or delivered under the Plan may be authorized but unissued shares. No repurchased shares may be issued or delivered under the Plan.

Section 2.4          Company’s Obligation to Deliver Stock.  The obligation of the Company to  issue or deliver shares of the Company’s common stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company; (ii) if the Company’s common stock is traded on a national securities exchange, the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Section 2.5          Award Agreement.  Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee.  Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer) or the Chief Financial Officer on behalf of the Company and by the Participant to whom such Award is granted.  With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan and the applicable requirements of Code § 409A.  Without consent of the Participant, the Board may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the date of grant to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

Section 2.6          Adjustment and Substitution of Shares.  If a dividend or other distribution shall be declared upon the Company’s common stock payable in shares of the Company’s common stock, the number of shares of the Company’s common stock then subject to any outstanding Option or by reference to which the amount of any other Award is determined and the number of shares which may be issued or delivered under the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

If the outstanding shares of the Company’s common stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another Company, whether through reorganization, reclassification, recapitalization, stock split, spin-off, combination of shares, merger or consolidation, then there shall be substituted for each share of stock subject to any then outstanding Award and for each share of stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of stock or other securities into which each outstanding share of stock shall be so changed or for which each such share shall be exchangeable.

In the case of any adjustment or substitution as provided for in this Section 2.6, the aggregate Option Price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares.  Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 2.6 shall require the Company to issue or sell a fraction of a share or other security.  Accordingly, all fractional shares or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

Notwithstanding the foregoing, any such adjustment or substitution shall be made in accordance with the requirements of Code § 424(a) and the regulations issued thereunder, whether or not the affected Award is an Incentive Stock Option.  If any such adjustment or substitution provided for in this Section 2.6 requires the approval of stockholders in order to enable the Company to grant Incentive Stock Options, then no such adjustment or substitution shall be made without prior stockholder approval.

ARTICLE 3
OPTIONS

Section 3.1         Grant of Stock Options.  The Committee shall have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or to grant both types of Options (but not in tandem).  Notwithstanding the above, Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries.  The Award Agreement for the grant of each Option shall state whether the Option evidenced thereby is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

Section 3.2          Terms and Conditions of Stock Options.  Options granted under the Plan shall be subject to the following terms and conditions:

(A)         The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine except that the Option Price shall not, in any event, be less than one hundred percent (100%) of the Fair Market Value per share of the Company’s common stock covered by the Option on the date of grant (or in the case of an Incentive Stock Option granted to an Eligible Employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (a “Ten Percent Employee”), shall not be less than 110% of such Fair Market Value on the date of grant).  For purposes of this Section 3.2(A), a Participant (i) shall be considered as owning not only shares of the stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares of stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.

(B)         The Option Price shall be payable in full to the Company in any one or more of the following ways, as shall be determined by the Committee to be applicable to, and as set forth in, any such Award:

(i)           in cash; or

(ii)           by tendering, either by actual delivery or by attestation, shares of the Company’s common stock (which have been owned by the Participant for more than six months, which are free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased; or

(iii)           by requesting that the Company withhold such number of shares of stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option; or

(iv)           by offset against compensation due or accrued to the Participant for services rendered; or

(v)           provided that the Company’s common stock is trading on a national securities exchange:

(a)           Through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company (and any excess to the Participant); or

(b)           Through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company;

provided, that this form of payment shall only be permitted to be used by a Participant if, and to the extent that, such form does not violate the executive officer loan prohibitions set forth in the Sarbanes Oxley Act of 2002, or any other applicable laws; or

(vi)           by any combination of the foregoing; or

(vii)           by such other method as may be determined by the Committee and set forth in the applicable Award Agreement.

If the Option Price is paid in whole or in part in shares of the Company’s common stock, any portion of the Option Price representing a fraction of a share shall be paid in cash.  The date of exercise of an Option shall be determined under procedures established by the Committee, and the Option Price shall be payable at such time or times as the Committee, in its discretion, shall determine.  No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made.  When full payment of the Option Price has been made and subject to the restrictions set forth in Article 5, the Participant shall be considered for all purposes to be the owner of the shares with respect to which payment has been made.

(C)           An Option may be exercised at such time as the Option vests or at any time thereafter prior to the time the Option expires in accordance with its terms or otherwise ceases to be outstanding.  No Incentive Stock Option shall be exercisable after the expiration of ten years (five years in the case of a Ten Percent Employee) from the date of grant.  No Non-Qualified Stock Option shall be exercisable after the expiration of ten years from the date of grant.  Subject to this Section 3.2(C), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions (including, without limitation, the achievement of performance criteria) as shall be determined by the Committee, in its discretion, and set forth in the applicable Award Agreement.

(D)           To the extent that the aggregate Fair Market Value of the shares of the Company’s common stock (determined as of the respective date or dates of grant), subject to Incentive Stock Options granted to any employee under the Plan and any other option plan of the Company or any Subsidiary that first become exercisable in any calendar year, including any Incentive Stock Options which become exercisable on an accelerated basis during such year, exceeds the sum of One Hundred Thousand Dollars ($100,000), such excess Options shall be treated as Non-Qualified Stock Options.  This Section 3.2(D) shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

(E)           No Option shall be transferable by a Participant other than by will, or if a Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and all Options shall be exercisable during the lifetime of a Participant only by the Participant. In the event of the death of a Participant, any Option held by such Participant shall be exercisable by the Participant’s personal representatives, heirs or legatees, as provided herein.

(F)           Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following the Termination of a Participant for any reason other than death or Disability, any portion of any Option held by such Participant which was not exercisable on the date of Termination shall terminate on the date of Termination, and any portion of any Option held by such Participant which was exercisable on the date of Termination shall expire upon the earlier to occur of (a) three months following the date of Termination, (b) the date of expiration as set forth in the applicable Award Agreement, or (c) expiration of ten years from the date of grant.

(G)           Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following the Termination of a Participant as a result of death or Disability, any portion of any Option held by such Participant which was not exercisable on the date of Termination shall terminate on the date of Termination, and any portion of any Option held by such Participant which was exercisable on the date of Termination shall expire upon the earlier to occur of (a) one year following the date of Termination, (b) the date of expiration as set forth in the applicable Award Agreement, or (c) expiration of ten years from the date of grant.

ARTICLE 4
RESTRICTED STOCK

Section 4.1          Award.  Restricted Stock may be received by an Eligible Individual as an Award.  Restricted Stock may but need not be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such Qualifying Performance Goals or other criteria as the Committee shall determine (the “Restriction Period”), consistent with any requirements of Code § 162(m) that the Committee determines to be applicable.  The Committee may provide for the lapse of restrictions in installments where deemed appropriate. The language regarding the achievement of Qualifying Performance Goals is intended to permit the Company to bring these Awards within the requirements of the general rule for the performance-based compensation exception to the limit on deductible compensation under Code § 162(m).

Section 4.2          Restriction Period.  Except as otherwise provided in this Article 4, no shares of Restricted Stock received by an Eligible Individual shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

Section 4.3          Termination.  Except as otherwise provided in Section 4.2 above, if an Eligible Individual terminates employment or service with the Company or any of its Subsidiaries for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines, be forfeited by the recipient and shall be reacquired by the Company.  Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.

Section 4.4          Restricted Stock Certificates.  The Committee may require, under such terms and conditions as it deems appropriate or desirable, that any certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

Section  4.5          Exchange of Shares.  Nothing in this Article 4 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of stock that are similarly restricted.

ARTICLE 5
CERTIFICATES FOR AWARDS OF STOCK

Section 5.1          Stock Certificates.  Subject to Section 4.4 and except as otherwise provided in this Section 5.1, each Participant entitled to receive shares of the Company’s common stock under the Plan shall be issued a certificate for such shares.  Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of the Company’s common stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.  If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of stock to an account maintained by the Company in the name of such Participant, which account may be an account maintained by the Company for such Participant under any dividend reinvestment program offered by the Company.

Section 5.2          Compliance with Laws and Regulations.  The Company shall not be required to issue or deliver any certificates for shares of stock, or to effect the issuance of any non-certificated shares as provided in Section 5.1, prior to (i) the listing of such shares on any stock exchange on which the Company’s common stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 5.3          Restrictions.  All certificates for shares of the Company’s common stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 5.1) shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or upon which the Company’s common stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The foregoing provisions of this Section 5.3 shall not be effective if and to the extent that the shares of the Company’s common stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, and covered by an effective and current registration statement or an exemption from such registration in any applicable state, or if and so long as the Committee determines that application of such provisions is no longer required or desirable.  In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Section 5.4          Rights of Stockholders.  Except for the restrictions on Restricted Stock under Article 4, each Participant who receives an award of the Company’s common stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.  No Eligible Individual awarded an Option shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Company in the name of such Eligible Individual.

ARTICLE 6
CHANGE IN CONTROL EVENT

Section 6.1           The following acceleration provisions shall apply on the occurrence of a Change in Control Event as defined in this Article:

(a)           On the occurrence of a Change in Control Event as defined in paragraph (b) of this Section 6.1:

(i)           any Options awarded under the Plan, if not previously exercisable and vested, shall become fully exercisable and vested;

(ii)          the restrictions and deferral limitations applicable to any Restricted Stock Award under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

(b)        For purposes of paragraph (a) of this Section 6.1, a “Change in Control Event” shall be as defined in Code § 409A (as amended and further explained from time to time).  Those rules generally provide as set forth below.  In the event of any conflict between the rules and the provisions set forth below, the rules shall govern.

(i)           Change in Ownership.   The acquisition by any individual, entity or group (within the meaning of Code § 409A. a “Person”) of ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.  However, if any Person is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to cause a change in ownership of the Company (or to cause a change in the effective control of the Company.  An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph.  This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(ii)           Change in Effective Control.  (1)  The acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (2)  the replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that for purposes of this paragraph, the term “Company” shall be as defined in Code § 409A.

(iii)           A change in effective control also may occur in any transaction in which either of the two Companies involved in the transaction has a “Change in Ownership” or “Change in Ownership of a Substantial Portion of the Company’s Assets” as defined under Code §409A.  If any one Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person is not considered to cause a change in the effective control of the Company (or to cause a “Change in Ownership”, of the Company within the meaning of paragraph (i) above.

(iv)           Change in Ownership of a Substantial Portion of Assets.  The acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s).  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  No Change in Control Event shall be deemed to have occurred in the event of a transfer to a person or entity (as described in Code § 409A).  Controlled directly or indirectly by the shareholders of the transferring company, as defined in Treasury Regulations §1.409A-3(i)(5)(vii).

ARTICLE 7
MISCELLANEOUS

Section 7.1          Effect of the Plan on the Rights of Employees and Employer.  Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Company or any Subsidiary or to continue to be retained to provide services to the Company or any Subsidiary as a non-employee director or interfere in any way with the rights of the Company or any Subsidiary to terminate a Participant at any time.  Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant's employment contract with the Company or any Subsidiary (except to the extent expressly provided in such employment contract), and accordingly, subject to the provisions of Section 7.2 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments (except to the extent expressly provided in the applicable Participant’s employment contract).

Section 7.2          Amendment.  The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan are hereby specifically reserved to the Board; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Company; and provided further that no such alteration or amendment of the Plan shall, without prior stockholder approval (i) increase the total number of shares which may be issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; or (iv) or make any changes that require shareholder approval under the rules and regulations of any national securities exchange on which the Company’s common stock is traded.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange or shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval. No alteration, amendment, revocation or termination of the Plan or suspension of any Award shall, without the written consent of the holder of an Award theretofore granted under the Plan, adversely affect the rights of such holder with respect to such Award.

Section 7.3          Key Employees.  In the case of any payment due as a result of separation of service to a Participant who is or becomes a “Key Employee” (as defined in Code § 416(i) without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise, distributions may not be made before the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the Participant), in accordance with Code § 409A.

Section 7.4          Acceleration of Payment.  In no event may the time or schedule of any payment under the Plan be accelerated by the Participant, the Committee or any other person except if and to the extent permitted by Code § 409A.

Section 7.5          Deferrals.  The Committee may, subject to the requirements of Code § 409A, permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant by virtue of the exercise of an Option, or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals that comply with the requirements of Code § 409A.

Section 7.6          Employees Based Outside Of The United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company and its Subsidiaries operate or have employees, the Board or the Committee, in their sole discretion, shall have the power and authority to:

(i) Determine which employees employed outside the United States are eligible to participate in the Plan;

(ii) To the extent permitted by the applicable provisions of Code §§ 409A or 422, modify the terms and conditions of any Award granted to employees who are employed outside the United States; and

(iii) To the extent consistent with the applicable requirements of Code §§ 409A or 422, establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 7.6 by the Board or the Committee shall be attached to this Plan document as Appendices.

Section 7.7        Effective Date and Duration of Plan.  The effective date and date of adoption of the Plan shall be March 19, 2010 (the “Effective Date”), the date of adoption of the Plan by the Board.  If shareholder approval is required by applicable law, no Award granted under the Plan may be exercised, and no Restricted Stock or shares shall be issued under the Plan, until the Plan is approved.  If stockholder approval is not obtained within twelve (12) months after the Plan’s effective date, then all Options previously granted under this Plan shall constitute Non-Qualified Stock Options, regardless of any stated intent that such Options be Incentive Stock Options. No Award may be granted under the Plan subsequent to March 19, 2020.

Section ..7.8      Unfunded Status of Plan.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

Section 7.9        Employee Status.  For purposes of determining questions of termination and exercise of an Option after a Participant’s Termination, a leave of absence for military or government service, illness, temporary disability or other reasons approved by a duly authorized officer of the Company shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an Incentive Stock Option, if such leave of absence exceeds 90 days, such Option shall be deemed a Non-Qualified Stock Option unless the Eligible Individual’s right to reemployment with the Company or a Subsidiary following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

Section  7.10     Beneficiary Designation.  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Section 7.11      Tax Withholding.  Whenever the Company proposes or is required to distribute shares of the Company’s common stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.  Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

Section 7.12      Benefits.  Amounts received under the Plan are not to be taken into account for purposes of computing benefits under any other plan of the Company unless provided otherwise in such other plan or the Company determines to do so.

Section 7.13      Successors and Assigns.  The terms of the Plan shall be binding upon the Company and its successors and assigns.

Section 7.14      Headings.  Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section  7.15     Federal and State Laws, Rules and Regulations.  The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

Section 7.16     General. The granting of an Award shall impose no obligation upon the Participant to exercise such Award. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not affect the validity, meaning or enforceability of any provision of the Plan. All references herein to "Section", "paragraph" or "subparagraph" shall mean the appropriately numbered Section, paragraph or subparagraph of the Plan except where reference is made to the Code or any other specified law or instrument. Any reference herein to “compliance with the requirements of Code §§ 409A or 422” or “to the extent permitted by Code §§ 409A or 422” or words of similar import shall be interpreted to mean: (i) in the case of any reference to Code § 409A, application of the terms of the Plan or any Award or administration of the Plan or any Award, as the case may be ,in such a manner that no additional income tax is imposed on a Participant pursuant to Code § 409A(1)(a); and (ii) in the case of any reference to Code § 422, application of the terms of the Plan or any Award or administration of the Plan or any Award, as the case may be, in such a manner that no Option that was at time of grant intended to constitute an ISO ceases to meet the eligibility criteria of Code § 422.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

Vote on Directors
		For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

(1)	To elect Walter A. Howell, Lock Ireland, Robert J. Landis, Joseph M. Loughry, III, George A. McQuain and Alan W. Rossiter to serve until the next Annual Meeting of Shareholders.	☐	☐	☐

Vote on Proposal		For	Against	Abstain

(2)	To approve the Company’s 2010 Stock Incentive Plan as set forth in Appendix A to the proxy statement.	☐	☐	☐

(3)	To ratify the appointment of Kirkland, Russ. Murphy & Tapp, P.A. as the Company’s independent auditors for the 2010 fiscal year.	☐	☐	☐

(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.	☐	☐	☐

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please sign and date this Proxy exactly as name(s) appears on the mailing label. When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In case of joint tenants, each joint owner must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GLOBAL AXCESS CORP
7800 Belfort Parkway
Suite 165
Jacksonville, Florida 32256

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Joseph M. Loughry, III and George A. McQuain, or either of them, with power of substitution to each, as proxies of the undersigned to vote the common stock of the undersigned at the annual meeting of shareholders of GLOBAL AXCESS CORP to be held on May 26, 2010 at 10:00 a.m. at the offices of Global Axcess Corp at the address shown above.

PLEASE COMPLETE THE REVERSE SIDE OF THIS PROXY AND RETURN THIS PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.